Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of Merrill Lynch & Co., Inc. (the “Corporation”) and the several undersigned Officers and Directors thereof whose signatures appear below, hereby makes, constitutes and appoints Edward P. O’Keefe, Lauren Mogensen, Craig T. Beazer and Teresa M. Brenner, and each of them acting individually, its, his and her true and lawful attorneys with power to act without any other and with full power of substitution, to execute, deliver and file in its, his and her name and on its, his and her behalf, and in each of the undersigned Officer’s and Director’s capacity or capacities as shown below, (a) a Registration Statement on Form S-3 (or other appropriate form) with respect to the registration by the Corporation under the Securities Act of 1933, as amended, of an indeterminate amount of the debt securities and other securities (the “Securities”) previously issued by the Corporation that may be reoffered or resold in market-making transactions by affiliates of the Corporation, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, and all documents in support thereof or supplemental thereto and any and all amendments, including any and all pre-effective and post-effective amendments, to the foregoing (hereinafter called the “Registration Statements”), and (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statements under such securities laws, regulations or requirements as may be applicable; and each of the Corporation and said Officers and Directors hereby grants to said attorneys, and to each of them, full power and authority to do and perform each and every act and thing whatsoever as said attorneys or attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as the Corporation might or could do, and as each of said Officers and Directors might or could do personally in his or her capacity or capacities as aforesaid, and each of the Corporation and said Officers and Directors hereby ratifies and confirms all acts and things which said attorneys or attorney might do or cause to be done by virtue of this power of attorney and its, his or her signature as the same may be signed by said attorneys or attorney, or any of them, to any or all of the following (and/or any and all amendments and supplements to any or all thereof): such Registration Statements under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any and all documents in support thereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.

IN WITNESS WHEREOF, Merrill Lynch & Co., Inc. has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his or her hand as of the date indicated below.

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MERRILL LYNCH & CO., INC.

/s/ THOMAS K. MONTAG
Thomas K. Montag Chief Executive Officer

Dated: February 21, 2012

Signature	Title	Date

/s/ THOMAS K. MONTAG Thomas K. Montag	Chief Executive Officer (Principal Executive Officer) and Director	February 21, 2012

/s/ JENNIFER M. HILL	Chief Financial Officer	February 21, 2012
Jennifer M. Hill	(Principal Financial Officer)

/s/ PETER D. TAUBE Peter D. Taube	Chief Accounting Officer and Controller (Principal Financial Officer)	February 21, 2012

/s/ BRIAN T. MOYNIHAN	Chairman and Director	February 21, 2012
Brian T. Moynihan

/s/ TERRENCE P. LAUGHLIN Terrence P. Laughlin	Director	February 21, 2012

/s/ BRUCE R. THOMPSON Bruce R. Thompson	Director	February 21, 2012

MERRILL LYNCH & CO., INC.

BOARD OF DIRECTORS

RESOLUTIONS

February 21, 2012

RESOLVED FURTHER, that Edward P. O’Keefe, Lauren Mogensen, Craig T. Beazer and Teresa M. Brenner hereby are appointed attorneys-in-fact for, and each of them with full power to act without the others hereby is authorized and empowered to sign the Registration Statement and any amendment or amendments (including any pre-effective or post-effective amendments) thereto on behalf of and as attorneys for the Corporation and for any of the principal executive officer, the principal financial officer, the principal accounting officer, and any other officer or director of the Corporation.

MERRILL LYNCH & CO., INC. CERTIFICATE OF ASSISTANT SECRETARY

I, Colleen O. Johnson, Assistant Secretary of Merrill Lynch & Co., Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Corporation”), do hereby certify that attached to this certificate is a true and correct copy of the resolutions duly adopted by the Board of Directors of the Corporation and that said resolutions are in full force and effect and have not been amended or rescinded as of the date hereof.

IN WITNESS WHEREOF, I have hereupon set my hand and affixed the seal of the Corporation as of this 21st day of February, 2012.

/s/ COLLEEN O. JOHNSON

Colleen O. Johnson, Assistant Secretary

(CORPORATE SEAL)